Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

Medical Technology Systems, Inc.	Porter, LeVay & Rose, Inc.
Michael P. Conroy, CFO	Michael Porter, Investor Relations
Phone: 727-576-6311, Ext. 464	Christian W. Pflaumer, Media Relations
Fax: 727-540-0547	Phone: 212-564-4700
ir@mtsp.com	Fax: 212-244-3075
plrmail@plrinvest.com

MEDICAL TECHNOLOGY SYSTEMS ANNOUNCES

FIRST QUARTER RESULTS

Clearwater, Fla. - August 7, 2003 -- Medical Technology Systems, Inc. (AMEX:MPP) today announced results for the first quarter ended June 30, 2003.

Revenue for the quarter increased 1.5% to $7.0 million from $6.9 million in the prior year’s quarter. Net income available to common stockholders increased to $283,000, or $.04 per diluted common share, compared with $85,000, or $.02 per diluted common share, in the prior year’s first quarter.

The prior-year quarter included revenue associated with the sale of the Company’s first OnDemand™ machine. Revenue comparisons for the first quarter of this year to last year, exclusive of OnDemand revenue, resulted in 4.8% revenue growth.

Gross margins improved to 39.6% in the first quarter of fiscal 2004 from 37.4% in the prior-year quarter, primarily due to the fact that, in the prior-year quarter, the first OnDemand machine was sold at a lower than normal margin pursuant to a developmental agreement.

SG&A expenses in the first quarter of fiscal 2004 rose to $1.6 million from $1.5 million in the prior year’s first quarter, primarily as a result of costs associated with UK operations. However, SG&A expenses did not significantly rise in the first quarter of fiscal 2004 when compared to the average of SG&A expenses for the third and fourth quarters of the prior fiscal year.

Operating profit in the first quarter of fiscal 2004 declined to $894,000 compared to $917,000 in the prior-year period due to increased SG&A expenses and higher depreciation and amortization expenses.

Net income available to common stockholders in the first quarter of fiscal 2004 rose to $283,000 from $85,000 in the prior-year period because in the prior-year period, the Company recorded a $347,000 constructive dividend associated with the issuance of 2000 shares of convertible preferred stock in June 2002.

Earnings per diluted common share increased to $.04 in the first quarter of fiscal 2004 from $.02 in the prior-year period, despite the fact that the number of shares outstanding, for purposes of diluted EPS, rose to 6.6 million in the first quarter of fiscal 2004 from 5.1 million in the prior-year period.

“Our first quarter has generally been the slowest quarter of our fiscal year, however, we’re pleased to see a continuation of growth in both revenue and net income to our stockholders. Our punch card revenue for the first quarter grew over the prior-year quarter, demonstrating profitable growth in our core business,” says Todd Siegel, President and Chief Executive Officer.

Siegel notes that although first quarter results do not include revenue associated with the Company’s OnDemand machine, MTS today announced agreements with four customers to install OnDemand machines in the second and third quarters ending September 30 and December 31, 2003. The signing of these agreements moves us very close to our goal of six to eight installations by our fiscal year end.

Siegel continued, “Our UK operations this quarter continues to show progress as revenue more than tripled from the same period the prior year. We are developing new products for both the UK and US markets to enhance our ability to serve and grow our customer base. Our goal continues to be long-term profitable growth, which we believe will result from our existing products and increased acceptance of new products.”

The Company will host a conference call today at 10:00 a.m. EDT to discuss earnings, financial results and achievements, which will be followed by a question and answer session with professional investors. Private investors are encouraged to e-mail their questions in advance of the conference call to ir@mtsp.com or send by facsimile to 727-540-0547. To access the conference call, please telephone 888-335-6674. A digital replay will be available and may be accessed through the Company’s web site (www.mtsp.com).

Medical Technology Systems, Inc. (www.mtsp.com) is a vertical manufacturer of compliance packaging systems whose core market is institutional pharmacies serving long-term care and correctional facilities. MTS designs and manufactures proprietary equipment, as well as producing all the consumables these machines require, to serve domestic and international markets.

This press release contains forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Additional written or oral forward-looking statements may be made by the Company from time to time, in filings with the Securities and Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions described above. Forward-looking statements may include, but are not limited to, projections of revenue, income or losses, the value of contracts, capital expenditures, plans for future operations, the elimination of losses under certain programs, financing needs or plans, compliance with financial covenants in loan agreements, plans for sale of assets or businesses, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this discussion, the words “anticipates”, “estimates”, “expects”, “intends”, “plans” and variations thereof and similar expressions are intended to identify forward-looking statements. In particular, all statements regarding the continuing of any trend or any expected increases in sales are forward-looking statements.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. Statements in the Press Release describe factors, among others, that could contribute to or cause such differences. Other factors that could contribute to or cause such differences include, but are not limited to, unanticipated increases in operating costs, labor disputes, capital requirements, increases in borrowing costs, product demand, pricing, market acceptance, intellectual property rights and litigation, risks in product and technology development and other risk factors detailed in the Company’s Securities and Exchange Commission filings.

Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions of these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events.

MEDICAL TECHNOLOGY SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands; Except Earnings Per Share Amounts)

(Unaudited)

	Three Months Ended
	June 30,

	2003	2002

Revenue:
Net Sales	$7,013	$6,907
Costs and Expenses:
Cost of Sales	4,236	4,327
Selling, General and Administrative	1,607	1,471
Depreciation and Amortization	276	192

Total Costs and Expenses	6,119	5,990

Operating Profit	894	917

Other Expenses:
Interest Expense	203	221
Amortization of :
Financing Costs	85	0
Original Issue Discount	62	0

Total Other Expenses	350	221

Income Before Income Taxes	544	696

Income Tax Expense	206	261

Net Income	$338	$435

Non-Cash Constructive Dividend Related to Beneficial Conversions
Feature of Convertible Preferred Stock	0	347

Convertible Preferred Stock Dividends	55	3

Net Income Available to Common Stockholders	$283	$85

Net Income Per Common Share - Basic	$0.06	$0.02

Net Income Per Common Share - Diluted	$0.04	$0.02

MEDICAL TECHNOLOGY SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands)

ASSETS

	June 30,	March 31,
	2003	2003

	(Unaudited)

Current Assets:
Cash	$208	$395
Accounts Receivable, Net	4,228	4,756
Inventories	3,229	3,080
Prepaids and Other	498	76
Deferred Tax Benefits	1,290	1,124

Total Current Assets	9,453	9,431

Property and Equipment, Net	3,074	3,023
Other Assets, Net	2,749	2,774
Deferred Tax Benefits	1,866	2,155

Total Assets	$17,142	$17,383

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Current Maturities of Long-Term Debt	$1,156	$1,461
Accounts Payable and Accrued Liabilities	3,070	3,506

Total Current Liabilities	4,226	4,967

Long-Term Debt, Less Current Maturities	7,221	7,023

Total Liabilities	11,447	11,990

Stockholders' Equity:
Common Stock	44	44
Preferred Stock	1	1
Capital In Excess of Par Value	11,838	11,881
Accumulated Deficit	(5,860)	(6,205)
Treasury Stock	(328)	(328)

Total Stockholders' Equity	5,695	5,393

Total Liabilities and Stockholders' Equity	$17,142	$17,383

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